UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2018

AB INTERNATIONAL GROUP CORP.
(Exact name of Registrant as specified in its charter)

Nevada	33-199238	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor, Rich Towers, 2 Blenheim Avenue

Tsim Sha Tsui, Kowloon, Hong Kong

(Address of principal executive offices)

(852) 2622-2891

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2018, the board of directors (the “Board”) of AB International Group Corporation (the “Company”) terminated the employment of the following officers:

•	Guangyu Liu from the offices of Treasurer
•	Paul Vickery from the offices of Chief Operating Officer and Vice President
•	Cameron Shakespeare from the offices of Vice President, Sales & Marketing

On May 29, 2018, the Board of the Company appointed the following individuals to serve in the following offices:

Ian Wright, age 31, has been appointed as the Company’s Chief Operating Officer (COO). Mr. Wright is co-founder of iCrowdU and the CrowdToken and has held the position of COO of iCrowdU since its founding in 2016. Previously, Mr. Wright has worked in business development supporting teams at various companies in the banking and automotive industries across Germany. Mr. Wright has a bachelor's degree in design from the University of Salford, and obtained an MBA in Frankfurt, Germany. Mr. Wright has held a personal interest in blockchain technology and Bitcoin since 2014. Furthermore, he has held a number of sales, marketing and leadership roles throughout his career.

Dennis Chung, age 54, has been appointed as the Company’s Chief Technology Officer (CTO). Mr. Chung has over 20 years of experience working with both new startups and larger enterprise technology companies. Having worked in research and development, sales, and engineering, Mr. Chung is able to bring a unique perspective to what it takes to launch and maintain new software products. Mr. Chung understands how to craft products that take into account all parts of an organization while maintaining a customer-centric approach.

Luis Hadic, has been appointed as the Company’s Chief Financial Officer (CFO). Mr. Hadic brings more than 10 years of accounting experience across various sectors including technology, IT/web, mining, and manufacturing industries focusing on financial reporting, regulatory compliance, internal control and corporate finance activities. He has held CFO and controller positions with several private and public companies and worked as a corporate financial consultant. Mr. Hadic has also worked in the banking sector for over five years. In 1997, Mr. Hadic concluded his studies at the University of Uruguay in the Faculty of Marketing and Sales.

Jianli Deng, has been appointed as the Company’s Secretary and Treasurer. Mr.Deng joined the Company in 2016.

Each of the foregoing individuals are at will employees and do not have employment agreements with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB INTERNATIONAL GROUP CORP.

Dated: May 30, 2018	By:	/s/ Chiyuan Deng
Chiyuan Deng,
Chief Executive Officer

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